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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-38462, 333-71525, 333-61223, 333-63889, and
333-48797) and on Form S-8 (Nos. 333-68794, 333-43904, 333-40770, 333-40772,
333-37959 and 333-38137) of RCN Corporation and its Subsidiaries of our report dated March 12, 2003, which contains an explanatory paragraph stating that the Company adopted Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" and Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" on January 1, 2002, dated March 12, 2003 relating to the financial statements and financial statement schedules of RCN Corporation, which appear in RCN Corporation's Annual Report on Form 10-K for the year ended December 31, 2002.

PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
March 28, 2003